UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under §240.14a-12

EMERGING VISION, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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☐	Fee paid previously with preliminary materials.

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EMERGING VISION, INC.

100 Quentin Roosevelt Boulevard

Garden City, New York 11530

AN IMPORTANT MESSAGE

FROM

YOUR BOARD OF DIRECTORS

June 21, 2004

Dear Fellow Shareholder:

We will shortly be sending you a detailed proxy statement and WHITE proxy card for the Company’s 2004 Annual Meeting of Shareholders. By now, you may have heard that dissident director Benito Fernandez, through his controlled company Horizons Investors Corp., has filed preliminary proxy materials with the SEC with the intention of launching a hostile and costly proxy contest to take control of the Board and the Company. As a result, you may have received or may in the future receive proxy solicitation materials from Fernandez or Horizons seeking your vote to elect his slate of hand-picked nominees to the Company’s Board.

YOUR BOARD OF DIRECTORS VIGOROUSLY OPPOSES FERNANDEZ’S ATTEMPT TO TAKE CONTROL OF THE BOARD AND THE

COMPANY AND STRONGLY URGES YOU NOT TO RETURN ANY

BLUE PROXY CARD HE MAY SEND YOU

Your Board recommends instead that you carefully review the Company’s proxy statement, which will be mailed to you shortly, and all other communications that we will be sending to you in advance of the Annual Meeting, regarding the Company, its director nominees and this proxy contest. We are confident that, after you hear all the facts, you will support our nominees and reject Fernandez’s takeover attempt. To vote for the Company’s nominees, sign, date and return the WHITE proxy card that will be mailed to you and do not sign or return any blue proxy card you receive from Fernandez or Horizons. If you have previously returned a blue proxy card, you can revoke it by signing, dating and returning the Company’s WHITE proxy card.

Thank you for your attention and support.

If you have any questions or need any assistance voting your shares, please contact our proxy solicitor, Georgeson Shareholder Communications Inc., toll free at (800) 733-0823 or collect at (212) 440-9800 or via e-mail at info@georgesonshareholder.com.

Sincerely yours,

Dr. Alan Cohen

Dr. Robert Cohen

Joel L. Gold

Christopher G. Payan

Emerging Vision filed a preliminary proxy statement with the Securities and Exchange Commission on May 28, 2004, as amended on June 8 and June 17, 2004, in connection with its 2004 annual meeting of shareholders. Information regarding the identity of the persons who may, under SEC guideline rules, be deemed to be participants in the solicitation by Emerging Vision of its shareholders for the 2004 annual meeting, and the participants’ interests in the solicitation, are set forth in the preliminary proxy statement. Emerging Vision will be filing a definitive proxy statement and other relevant documents. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT EMERGING VISION WILL FILE WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORT INFORMATION. Security holders will be able to obtain a free copy of the proxy statement and other related documents filed by Emerging Vision free of charge on the SEC’s website at www.sec.gov or by contacting Christopher G. Payan, Emerging Vision, Inc., 100 Quentin Roosevelt Blvd., Suite 508, Garden City, New York 11530, (516) 390-2134.